UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  March 19, 2014

CACHET FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Forbearance Agreement

On March 21, 2014, Cachet Financial Solutions Inc., a Minnesota corporation and wholly owned subsidiary of Cachet Financial Solutions, Inc., entered into a First Amendment to Forbearance Agreement with Michaelson Capital Special Finance Fund, LP, a Delaware limited partnership (formerly, Imperium Special Finance Fund, LP), to be effective as of March 7, 2014.

The First Amendment to Forbearance Agreement amends the original Forbearance Agreement that the parties earlier executed as of December 6, 2013. Under the original Forbearance Agreement, Michaelson had agreed to forbear, through March 6, 2014, from pursuing certain remedies under a Loan and Security Agreement entered into by the parties as of October 26, 2012, as amended as of February 19, 2013.

Pursuant to the First Amendment to Forbearance Agreement, Michaelson has agreed to extend through May 12, 2014 the period of time during which it will forbear from pursuing such remedies. In exchange, the subsidiary agreed to pay Michaelson the sum of $250,000 in partial satisfaction of amounts owing under the Loan and Security Agreement, and to cause to be issued to Michaelson shares of Cachet’s common stock, the value of which equals $1,000,000.  The number of shares will be determined in the manner set forth in the First Amendment to Forbearance Agreement.

Transition Agreement and Employment Agreement

The disclosures set forth in Item 5.02 related to the Transition Agreement between Cachet and Brian Anderson as well as the Employment Agreement between Cachet and Darin McAreavey are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2014, Brian S. Anderson resigned as Chief Financial Officer and Executive Vice President of Cachet. On that same date, Cachet and Mr. Anderson entered into a Transition Agreement, pursuant to which Mr. Anderson will, as an independent contractor, provide Cachet transition services, consistent in nature and scope with the services he performed as Chief Financial Officer, for a 90-day period.

Also on March 19, 2014, Cachet appointed Darin McAreavey to serve as Cachet’s Chief Financial Officer and Executive Vice President.  Mr. McAreavey’s employment with Cachet shall commence according to the terms of an employment offer letter and Employment Agreement on April 3, 2014. The term of the Employment Agreement is for one year with automatic annual renewals. Under the Employment Agreement, Mr. McAreavey will receive an annualized base salary of $220,000, in accordance with the Cachet’s standard payroll practices, and is eligible for performance-based cash bonuses in the discretion of Cachet’s Board of Directors and its compensation committee.  In addition, Mr. McAreavey has been offered Cachet’s standard employee benefits for health, dental and life and disability insurance. As contemplated by the Employment Agreement, on April 3, 2014, Cachet will grant to Mr. McAreavey a stock option for the purchase of up to 110,000 shares at a price of $4.00 per share under Cachet’s current stock incentive plan. A total of 36,666 shares purchasable under the option will vest immediately on April 3, 2014, 36,667 shares will vest on April 3, 2015 and the remaining 36,667 shares will vest on April 3, 2016, so long as Mr. McAreavey remains an employee of Cachet.

Mr. McAreavey, age 45, served as Senior Vice President and Chief Financial Officer at Wireless Ronin Technologies, Inc. since March 2009. Prior to working for Wireless, Mr. McAreavey served as Chief Financial Officer for Xiotech Corporation from September 2007 to March 2009. From February 2007 to September 2007, Mr. McAreavey worked for Global Capacity Group as its Chief Financial Officer. In addition, Mr. McAreavey worked for Stellent, Inc. as the Chief Financial Officer, Executive Vice President and Treasurer from May 2006 to February 2007 and as the Corporate Controller from September 2004 to May 2006. Mr. McAreavey held several management level finance positions, including Director of Finance, at Computer Network Technology from August 1995 to September 2004. From November 1993 to August 1995, Mr. McAreavey was a Supervising Senior for KPMG LLP. Mr. McAreavey began his professional career as a Senior Accountant at Eide Helmeke & Co. from July 1991 to November 1993 and earned a Master of Business Administration degree in 1998 from the University of Saint Thomas.

Copies of the Transition Agreement and the Employment Agreement are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

Cachet plans to release a press release on March 26, 2014 to announce the appointment of Mr. McAreavey as the Chief Financial Officer and Executive Vice President. A copy of Cachet’s press release dated March 26, 2014 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Transition Agreement with Mr. Anderson effective as of March 19, 2014 (filed herewith)

10.2	Employment Agreement with Mr. McAreavey effective as of April 3, 2014 (filed herewith)

99.1	Cachet Financial Solutions, Inc. Press Release dated March 26, 2014 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(Registrant)

By: /s/ Jeffrey C. Mack
Jeffry C. Mack, Chief Executive Officer

Dated:  March 25, 2014

EXHIBIT INDEX

10.1	Transition Agreement with Mr. Anderson effective as of March 19, 2014

10.2	Employment Agreement with Mr. McAreavey effective as of April 3, 2014

99.1	Cachet Financial Solutions, Inc. Press Release dated March 26, 2014

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